UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Voyager Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37625	46-3003182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, Jane Henderson notified Voyager Therapeutics, Inc. (the “Company”) of her resignation as Chief Financial Officer and Senior Vice President of Corporate Development of the Company, effective June 8, 2018, to pursue other career opportunities closer to home.  Ms. Henderson has agreed to provide consulting services on an as needed basis to the Company through August 8, 2018 to assist with the transition of her responsibilities.

In connection with the departure of Ms. Henderson, Allison Dorval, the Company’s Vice President of Finance, will assume the roles of principal financial officer and principal accounting officer, effective June 8, 2018.  Ms. Dorval, age 42, has served as the Company’s Vice President of Finance since June 2017 and is a certified public accountant.  Prior to joining the Company, Ms. Dorval served as Vice President and Controller of Juniper Pharmaceuticals, Inc., a biopharmaceutical company, from August 2016 to June 2017, and as a consultant at Danforth Advisors, a life sciences consultancy focusing on accounting and financial matters, from September 2015 to August 2016.  In connection with her role at Danforth, Ms. Dorval served as interim Chief Financial Officer of medical device companies 480 Biomedical, Inc. and Arsenal Medical, Inc. from December 2015 to August 2016.  Prior to her time at Danforth, Ms. Dorval served in several roles at Insulet Corporation, a medical device company, from August 2008 to July 2015, including as Chief Financial Officer from November 2014 to May 2015 and as Vice President and Controller from August 2008 to November 2014.  Earlier in her career, Ms. Dorval served in various financial and accounting capacities at iBasis, Inc., a telecommunications company; Digitas Inc., an advertising company; and PricewaterhouseCoopers LLP.  Ms. Dorval received a B.S. in Business Administration, with a concentration in Accounting, from the University of Vermont and has completed a graduate-level certificate program in Taxation at Bentley University’s McCallum Graduate School of Business.

Ms. Dorval has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Dorval and any other person pursuant to which she is being appointed as the principal financial officer and principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: May 29, 2018	By:	/s/ Steven M. Paul
Steven M. Paul
President and Chief Executive Officer